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                                                                   EXHIBIT 23.2


                        [COOPERS & LYBRAND LETTERHEAD]

STIFEL FINANCIAL CORP.
CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this registration statement of Stifel Financial Corp. and Subsidiaries on Form S-2, of our report dated February 25, 1996 on our audits of the consolidated financial statements and financial statement schedules of Stifel Financial Corp. and Subsidiaries as of December 31, 1995 and for the years ended December 31, 1995 and 1994, which report is included in the Company's Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."




                                              /s/ COOPERS & LYBRAND L.L.P.




St. Louis, Missouri
June 5, 1997